Contact: Barbara B. Lucas
                                    Senior Vice President - Public Affairs
                                    410/716-2980

                                    Mark M. Rothleitner
                                    Vice President - Investor Relations
                                    and Treasurer
                                    410/716-3979



FOR IMMEDIATE RELEASE:  Thursday, January 27, 2000

SUBJECT: Black & Decker Reports Record Fourth-Quarter and Full-Year Results for 1999; Fourth-Quarter Sales Up 8%, Excluding Foreign Exchange; Earnings Per Share Up 19% for Quarter and 29% for Full Year, Excluding Non-Recurring Items


         TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) today announced that net earnings for the fourth quarter of 1999 were $115.1 million or $1.31 per diluted share. Excluding non-recurring items, earnings per share increased 19% over the same period of 1998. Net earnings for the fourth quarter of 1998 were $98.1 million or $1.10 per diluted share, excluding non-recurring items consisting of a $9.6 million after-tax restructuring charge ($0.11 per diluted share) and a $3.1 million after-tax gain on the sale of a business ($0.04 per diluted share).
                                    (more)

Page Two

         For the full year 1999, the Corporation earned a record $300.3 million or $3.40 per diluted share, an increase in earnings per share of 29% over 1998, excluding non-recurring items. In 1998, the Corporation reported a net loss, related to a write-off of goodwill and restructuring charges, of $754.8 million or $8.22 per share. Excluding the impact of the write-off of goodwill, restructuring charges, and gains on the sales of businesses, net earnings for 1998 would have been $246.0 million or $2.63 per share on a diluted basis. The rise in earnings resulted from higher sales as well as lower restructuring-related expense and operating and productivity improvements. Because results for 1998 were a loss, the calculation of reported net earnings per share on a dilutive basis excludes stock options, which, if included, would decrease the per-share loss. For comparative purposes, however, the dilutive effect of these options has been considered for the evaluation of the Corporation's performance excluding non-recurring items.

         Sales for the fourth quarter of 1999 rose to $1.35 billion from $1.27 billion for the same period of 1998. Sales increased 8% excluding the effects of foreign currency translation. For the full year 1999, sales from retained businesses increased 9% excluding currency effects. Sales from retained businesses for both the fourth quarter and the full year represent records for the Corporation. On a reported basis, sales were $4.52 billion in 1999 versus $4.56 billion in 1998, down 1% due to divested businesses and currency effects.

         Commenting  on the results,  Nolan D.  Archibald,  Chairman and Chief
Executive  Officer,  said,  "We are  extremely  pleased  with Black & Decker's performance this past year, which resulted in record earnings and clearly indicates that the strategic repositioning we undertook in 1998 has been successful. Sales grew above our targeted range for the quarter and the full year, led by the excellent results from our Power Tools and Accessories group. We are also very pleased that our full-year return on sales, excluding non-recurring items in 1998, grew by more than one percentage point to nearly 12%, reflecting the benefits of our restructuring and Six Sigma programs. This margin improvement contributed to an earnings-per-share increase that surpassed our 15% goal. At $242 million for the year, free cash flow also exceeded our $200 million target and represented an 80% conversion of net earnings into cash.
                                    (more)

Page Three

          "Power Tools and Accessories had excellent results, with an 11% sales increase and a 27% increase in operating profit for the fourth quarter, and growth of 9% in sales and 29% in operating profit for the year. Introductions of innovative products such as the DEWALT(R) jobsite battery charger/radio, 24-volt cordless tool system, and 18-volt combination tool kits, as well as the Black & Decker(R)-brand Pivot Driver(TM) cordless screwdriver, expanded line of FireStorm(TM) high-performance cordless tools, and new line of corded tools for consumers, supported by our excellent relationships with customers, enabled this business to continue to improve sales. The most substantial sales increases were primarily in North America, but Europe and other international regions also began to generate modest sales growth in the fourth quarter. In addition, the group's focus on Six Sigma and other productivity improvements had a significant impact on its earnings for the quarter and the full year.

         "Sales in the Hardware and Home Improvement segment rose 4% for the year, led by 6% growth at Kwikset. Sales were down 2% for the quarter as a result of lower-than-anticipated Kwikset sales that reflected customer inventory actions taken late in the period and, to a lesser degree, competitive pressures. Operating profit was down slightly for the quarter and the year, as significantly improved profits at Price Pfister were offset by lower earnings at Kwikset. In 2000, we expect to continue to execute our manufacturing restructuring plans at Kwikset to improve our cost structure.

         "Fastening and Assembly Systems had another excellent quarter and year. Sales were up 4% for the quarter and 7% for the full year, with significant growth in specialty fastening systems. Operating profit was up an impressive 11% for the quarter and 10% for the year, as productivity initiatives continued in this business.
                                    (more)

Page Four

         "Entering 2000, our Power Tools and Accessories group has excellent momentum for continued sales and earnings growth, both in the United States and abroad, resulting from new products and our Six Sigma and other productivity programs. We expect Hardware and Home Improvement to have modest growth as we continue to address manufacturing and mix issues at Kwikset. Fastening and Assembly Systems anticipates growth in sales and operating profit based on its innovative products and continuous focus on productivity and Six Sigma. As a result, the Corporation is well positioned to achieve 15% earnings-per-share growth in 2000."

         This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed January 27, 2000.

         Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and home improvement products used in and around the home and for commercial applications.

                                     * * *

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                Three Months Ended
                                      ----------------------------------------
                                         December 31,            December 31,
                                                 1999                    1998
                                      ----------------      ------------------

SALES                                 $       1,347.2       $         1,274.2
   Cost of goods sold                           841.0                   811.8
   Selling, general, and
     administrative expenses                    313.1                   289.4
   Restructuring and exit costs                    -                     10.5
   Gain on sale of businesses                      -                     51.1
                                      ----------------      ------------------
OPERATING INCOME                                193.1                   213.6
   Interest expense
     (net of interest income)                    24.9                    27.1
   Other (income) expense                        (0.8)                    1.5
                                      ----------------      ------------------
EARNINGS BEFORE INCOME TAXES                    169.0                   185.0
   Income taxes                                  53.9                    93.4
                                      ----------------      ------------------
NET EARNINGS                          $         115.1       $            91.6
                                      ================      ==================



NET EARNINGS PER COMMON SHARE - BASIC $          1.32       $            1.05
                                      ================      ==================

Shares Used in Computing Basic
   Earnings Per Share (in Millions)              86.9                    87.3
                                      ================      ==================



NET EARNINGS PER COMMON SHARE -
   ASSUMING DILUTION                  $          1.31       $            1.03
                                      ================      ==================

Shares Used in Computing Diluted
   Earnings Per Share (in Millions)              88.1                    88.9
                                      ================      ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                     Year Ended
                                      ----------------------------------------
                                         December 31,            December 31,
                                                 1999                    1998
                                      ----------------      ------------------

SALES                                 $       4,520.5        $        4,559.9
   Cost of goods sold                         2,834.4                 2,951.0
   Selling, general, and
     administrative expenses                  1,149.8                 1,124.9
   Write-off of goodwill                           -                    900.0
   Restructuring and exit costs                    -                    164.7
   Gain on sale of businesses                      -                    114.5
                                      ----------------      ------------------
OPERATING INCOME (LOSS)                         536.3                  (466.2)
   Interest expense
     (net of interest income)                    95.8                   114.4
   Other (income) expense                        (0.8)                    7.7
                                      ----------------      ------------------
EARNINGS (LOSS) BEFORE INCOME TAX               441.3                  (588.3)
   Income taxes                                 141.0                   166.5
                                      ----------------      ------------------
NET EARNINGS (LOSS)                   $         300.3       $          (754.8)
                                      ================      ==================



NET EARNINGS (LOSS) PER COMMON
   SHARE - BASIC                      $          3.45       $           (8.22)
                                      ================      ==================

Shares Used in Computing Basic
   Earnings Per Share (in Millions)              87.0                    91.8
                                      ================      ==================



NET EARNINGS (LOSS) PER COMMON
   SHARE - ASSUMING DILUTION          $          3.40       $           (8.22)
                                      ================      ==================

Shares Used in Computing Diluted
   Earnings Per Share (in Millions)              88.4                    91.8
                                      ================      ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)


                                         December 31,           December 31,
                                                 1999                   1998
                                      ----------------      -----------------

ASSETS
Cash and cash equivalents             $         147.3       $           87.9
Trade receivables                               823.2                  792.4
Inventories                                     751.0                  636.9
Other current assets                            189.9                  234.6
                                      ----------------      -----------------
        TOTAL CURRENT ASSETS                  1,911.4                1,751.8
                                      ----------------      -----------------

PROPERTY, PLANT, AND EQUIPMENT                  739.6                  727.6
GOODWILL                                        743.4                  768.7
OTHER ASSETS                                    618.3                  604.4
                                      ----------------      -----------------
                                      $       4,012.7       $        3,852.5
                                      ================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                 $         183.2       $          152.5
Current maturities of long-term debt            213.2                   59.2
Trade accounts payable                          367.3                  348.8
Other accrued liabilities                       809.0                  814.2
                                      ----------------      -----------------
        TOTAL CURRENT LIABILITIES             1,572.7                1,374.7
                                      ----------------      -----------------

LONG-TERM DEBT                                  847.1                1,148.9
DEFERRED INCOME TAXES                           243.8                  279.9
POSTRETIREMENT BENEFITS                         246.3                  263.5
OTHER LONG-TERM LIABILITIES                     301.7                  211.5
STOCKHOLDERS' EQUITY                            801.1                  574.0
                                      ----------------      -----------------
                                      $       4,012.7       $        3,852.5
                                      ================      =================

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
(Millions of Dollars)

                                       Reportable Business Segments
                               -----------------------------------------------                           Corporate,
                                                                                                            Adjust-
                                     Power    Hardware    Fastening                           Currency       ments,
Three Months Ended                 Tools &      & Home   & Assembly                  All   Translation     & Elimi-    Consoli-
December 31, 1999              Accessories Improvement      Systems      Total    Others   Adjustments      nations       dated
-------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers   $1,019.7      $225.6       $123.6   $1,368.9    $   --        $(21.7)      $   --    $1,347.2
Segment profit (loss) (for
  Consolidated, operating
  income)                            154.0        35.3         20.8      210.1        --          (1.9)       (15.1)      193.1
Depreciation and amortization         26.6         5.6          3.8       36.0        --           (.4)         6.7        42.3
Capital expenditures                  37.7        12.6         10.6       60.9        --          (1.3)          .1        59.7

Three Months Ended
December 31, 1998
-------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers   $  922.3      $230.6       $118.8   $1,271.7    $   --        $  2.5       $   --    $1,274.2
Segment profit (loss) (for
  Consolidated, operating
  income before restructuring
  and exit costs, and gain on
  sale of businesses)                121.4        36.6         18.8      176.8        --            .1         (3.9)      173.0
Depreciation and amortization         22.9         7.4          3.2       33.5        --            --          7.2        40.7
Capital expenditures                  33.1        13.3          5.4       51.8        .2            --          1.6        53.6

Year Ended December 31, 1999
-------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers   $3,209.3      $881.8       $497.7   $4,588.8    $   --        $(68.3)      $   --    $4,520.5
Segment profit (loss) (for
  Consolidated, operating
  income)                            377.3       124.0         84.3      585.6        --          (6.9)       (42.4)      536.3
Depreciation and amortization         87.7        31.1         15.4      134.2        --          (1.8)        27.6       160.0
Capital expenditures                 109.1        38.3         26.9      174.3        --          (3.5)          .3       171.1

Year Ended December 31, 1998
-------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers   $2,946.4      $851.1       $463.0   $4,260.5    $333.6        $(34.2)      $   --    $4,559.9
Segment profit (loss) (for
  Consolidated, operating
  income before restructuring
  and exit costs, write-off of
  goodwill, and gain on sale
  of businesses)                     293.4       125.2         76.6      495.2      16.5          (4.4)       (23.3)      484.0
Depreciation and amortization         88.2        27.1         13.4      128.7        --          (1.1)        27.6       155.2
Capital expenditures                  79.1        36.5         16.2      131.8      13.3          (1.1)         2.0       146.0


     The reconciliation of segment profit to the Corporation's earnings (loss) before income taxes for each period, in millions of dollars, is as follows:

                                                             Three Months Ended                   Year Ended
------------------------------------------------------------------------------------------------------------------------
                                                        December 31,     December 31,    December 31,     December 31,
                                                                1999             1998            1999             1998
------------------------------------------------------------------------------------------------------------------------
Segment profit for total reportable business segments         $210.1           $176.8          $585.6          $ 495.2
Segment profit for all other businesses                           --               --              --             16.5
Items excluded from segment profit:
   Adjustment of budgeted foreign exchange rates to
     actual rates                                               (1.9)              .1            (6.9)            (4.4)
   Depreciation of Corporate property and amortization
     of goodwill                                                (6.7)            (7.2)          (27.6)           (27.6)
   Adjustment to businesses' postretirement benefit
     expenses booked in consolidation                            3.0              (.3)           24.8             24.4
   Adjustment to eliminate net interest and non-
     operating expenses from results of certain
     operations in Brazil, Mexico, Venezuela, and
     Turkey                                                      (.2)             1.5             1.0              5.7
   Other adjustments booked in consolidation directly
     related to reportable business segments                    (2.4)            (1.7)          (12.4)           (20.4)
Amounts allocated to businesses in arriving at segment
   profit in excess of (less than) Corporate center
   operating expenses, eliminations, and other amounts
   identified above                                             (8.8)             3.8           (28.2)            (5.4)
------------------------------------------------------------------------------------------------------------------------
Operating income before restructuring and exit costs,
   write-off of goodwill, and gain on sale of
   businesses                                                  193.1            173.0           536.3            484.0
Restructuring and exit costs                                      --             10.5              --            164.7
Write-off of goodwill                                             --               --              --            900.0
Gain on sale of businesses                                        --             51.1              --            114.5
------------------------------------------------------------------------------------------------------------------------
   Operating income (loss)                                     193.1            213.6           536.3           (466.2)
Interest expense, net of interest income                        24.9             27.1            95.8            114.4
Other (income) expense                                           (.8)             1.5             (.8)             7.7
------------------------------------------------------------------------------------------------------------------------
   Earnings (loss) before income taxes                        $169.0           $185.0          $441.3          $(588.3)
========================================================================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement (formerly "Building
Products"), and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of plumbing products to customers outside the United States and Canada and for sales of the retained household products business. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware and for the manufacture of plumbing products as well as responsibility for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.
     The Corporation also operated several businesses that do not constitute reportable business segments. These businesses included the manufacture and sale of glass container-forming and inspection equipment, as well as recreational and household products. In 1998, the Corporation completed the sale or recapitalization of its glass container-forming and inspection equipment business, Emhart Glass; its recreational products business, True Temper Sports; and its household products business (excluding certain assets associated with the Corporation's cleaning and lighting products) in North America, Latin America (excluding Brazil), and Australia. Because True Temper Sports, Emhart Glass, and the divested household products businesses are not treated as discontinued operations under generally accepted accounting principles, they remain a part of the Corporation's reported results from continuing operations, and the results of operations and financial positions of these businesses have been included in the consolidated financial statements through the dates of consummation of the respective transactions. Amounts relating to these businesses are included in the segment table above under the caption "All Others." The results of the household products business included under the caption "All Others" are based upon certain assumptions and allocations. The household products businesses sold during 1998 were jointly operated with the cleaning and lighting products businesses retained by the Corporation. Further, the Corporation's divested household products businesses in Australia and Latin America (excluding Brazil) were operated jointly with the Corporation's power tools and accessories businesses. Accordingly, the results of the household products businesses included in the segment table under the caption "All Others" were determined using certain assumptions and allocations that the Corporation believes are reasonable under the circumstances.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except those units operating in highly inflationary economies, are measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually, and once established all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the segment table above under the captions "Reportable Business Segments," "All Others," and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 1999. The amounts included in the segment table above under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs and, for 1998, the write-off of goodwill and gain on sale of businesses. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each segment based upon budgeted amounts. No Corporate expenses have been allocated to divested businesses. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or nonrecurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.